Exhibit 1
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               Agreement Relating to Filing of Joint
          Statements Pursuant to Rule 13d-1(k)(1) and (2)
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        The Reporting Persons, COUNTRY Mutual Insurance Company and
   COUNTRY Life Insurance Company, are affiliated insurance companies that jointly own investments in the subsidiary of the Issuer, AbTech Industries, Inc. In accordance with Rule 13d-1(k)(1)(iii) of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, the undersigned agree that the Schedule 13G to which this
   Exhibit is attached is filed jointly on behalf of the Reporting Persons in the capacities set out herein below.

   Dated: March 14, 2011

   COUNTRY MUTUAL INSURANCE COMPANY

        By:  David A. Magers, Executive Vice President and Chief
             Financial Officer

                  By:  /s/ David A. Magers
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   COUNTRY LIFE INSURANCE COMPANY

        By:  David A. Magers, Executive Vice President and Chief
             Financial Officer

                  By:  /s/ David A. Magers
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